EXHIBIT 10.24

                         TECHNICAL ASSISTANCE AGREEMENT

                                  BY AND AMONG

                    DEMOCRATIC REPUBLIC OF SAO TOME PRINCIPE

                                       AND

              SAO TOME AND PRINCIPE NATIONAL PETROLEUM COMPANY S.A.

                                       AND

                  MOBIL EXPLORATION AND PRODUCING SERVICES INC.

                               September 10, 1998

                         TECHNICAL ASSISTANCE AGREEMENT

This Technical Assistance Agreement ("Agreement") is entered into this the 10th day of September 1998 by and among the Democratic Republic of Sao Tome Principe ("Republic"), Sao Tome and Principe National Petroleum Company S.A. ("STPetro") a public company organized under the laws of the Republic and Mobil Exploration and Producing Services Inc. ("Mobile") a company organized under the laws of the State of Delaware USA. (Republic, STPetro and Mobil collectively referred to as "Parties".)

                                    WHEREAS:

By various memoranda of agreement, letters and stipulations entered into between the Republic, on the one hand, and Evnironmental Remediation Holding Corp. ("ERHC") and Procura Financial. Consultants C.C.("PFC") on the other hand, ERHC/PFC agreed to perform an evaluation and feasibility study of oil gas and mineral reserves within the Republic in exchange for the granting of oil and gas concessions to a goint venture company to be created by the Republic, ERHC and PFC, such documents include but are not limited to:

(1)    Letter of understanding between the Republic and ERHC dated May 18, 1998,

(2) A Memorandum of Agreement ("MOA") between the Republic, on the one hand, and ERHC/PFC on the other hand dated May 27, 1997,

(3) A Memorandum of Understanding between the Republic and ERHC/PFC dated July 29, 1997,

(4) Memorandum of Understanding between the republic and ERHC dated September 30, 1997, and

(5)    Stipulation by and between the Republic and ERHC dated November 20, 1997.

By Agreement dated August 18, 1998, PFC assigned and transferred to ERHC all of PFC's rights and obligations in the venture under the documents described in preamble A above, as well as all other agreements related thereto.

In July of 1998, the joint venture company STPetro was created by the Republic and ERHC in accordance with Article 99(d) of the Constitution of the Republic, by Decree Lay Ner: 27/98 to engage in all activities connected with or related to the petroleum and gas industry as well as other activities as set out in such Decree Law.

The Republic desires to have a technical evaluation and feasibility study of oil and gas exploration potential performed on a portion of the area within the Republic described as offshore blocks 1 through 22 and additional areas as depicted on the map attached hereto as Appendix "A" ("Acreage").

Mobil is willing to undertake such technical evaluation and feasibility study of oil and gas exploration potential of the Acreage and, subject to the conditions of this Agreement, participate with STPetro in petroleum exploration, development and production.

Now therefore the Parties agree as follows:

                                Article I - Term

This Agreement is effective, after it is signed by STPetro and Mobil, as of the date approved by the Republic, as shown on the signature page ("Effective Date") and shall terminate 18 months after the Effective Date. If this Agreement is not approved by the Republic by October 31, 1998, it shall be null and void.

                             Article II - Evaluation

During the term of this Agreement, Mobil will conduct a technical evaluation and feasibility study of oil and gas exploration potential of the Acreage and produce a written report of its findings ("Evaluation Report").

                          Article III - Seismic Survey

As part of its technical evaluation, Mobil shall conduct, or cause to be conducted, a 2-D reconnaissance seismic survey over the Acreage. Such survey shall be of sufficient quantity and quality taking into account all pre-existing geoscientific information available, to prepare the Evaluation Report. Mobil shall design the program and negotiate for acquisition of the seismic data directly with a seismic contractor. Mobil shall also be entitled to examine free of cost (and copy) any other geoscientific information in the possession of STPetro or the Republic which may bear on Mobil's evaluation of the Acreage. During the term of this Agreement, seismic data acquired or processed and all information generated by employees of Mobil shall remain the property of Mobil. Subject to any rights of the seismic contractor, at the termination of this Agreement, seismic data acquired and processed within the area to be covered by a Production Sharing Contract ("PSC") in which Mobil has an interest shall be owned jointly by the Parties; all other seismic data shall become the property of STPetro and the Republic. Republic hereby grants all rights necessary for Mobil and its subcontractors to conduct such seismic surbey. During the surbey STPetro may designate up to a maximum of three (3) representatives of the
Republic and/or STPetro to accompany the seismic vessel during seismic acquisition subject to vessel capacity and the consent of the seismic contractor.

                         Article IV - Evaluation Report

On or before one (1) year from the Effective Date, Mobil shall conduct a review of the progress of the seismic program and the Evaluation Report for the Republic and STPetro and share preliminary conclusions, if any, regarding the oil and gas exploration potential of the subject Acreage. On or before the end of the term of this Agreement, Mobil shall deliver to the Republic and STPetro a written Evaluation Report describing the exploration potential of the Acreage. The Evaluation Report shall address seismic interpretations, geologic characteristics including stratigraphic interpretation, geochemistry (depending on availability of data), reserve potential and risk assessment, and shall draw conclusions concerning oil and gas exploration potential. Although Mobil shall product the Evaluation Report using practices which are standard and acceptable in the international petroleum industry, the Parties acknowledge that geoscientific conclusions are inherently risky. Therefore, Mobil does not warrant or represent that the information contained in the Evaluation Report will be accurate or reliable, and conclusions drawn from the Report shall be at the sole risk, cost and expense of the Party or any succeeding recipient that draws such conclusions.

                            Article V - Consideration

In consideration of the grant of rights to conduct the technical evaluation and feasibility study together with rights, under certain conditions to participate with STPetro in further exploration, development and production of petroleum, Mobil shall pay each of the following amounts:

         (1)      all  costs  and  expenses  of  the  seismic  acquisition   and
                  reprocessing (payable directly to third party contractors);

         (2) the amount of [Redacted Rule 24b-2 Confidential Treatment Application] US dollars (US [Redacted Rule 24b-2 Confidential Treatment Application]) to the Republic within ten (10) days after the Effective Date of this Agreement;

         (3) the amount of [Redacted Rule 24b-2 Confidential Treatment Application] US dollars (US [Redacted Rule 24b-2 Confidential Treatment Application]) to the Republic, on a date which is nine (9) months after the Effective Date of this Agreement.

         (4) If Mobile exercises its right of first refusal under the terms of Article VII, STPetro shall receive [Redacted Rule 24b-2 Confidential Treatment Application]% of a Contractor's interest in the PSC, carried through first production by Mobil, subject to cost recovery by Mobil.

If such date in subsection (b) or (c) is a Saturday, Sunday or bank holiday, such payment date shall be the next business day in Dallas, Texas USA. Payments to the Republic shall be made by electronic transfer to a bank and an account in the name of the Republic as designated to Mobil in writing by the Minister of Planning and Finance.

              Article VI - Production Sharing Contract Negotiations

During the term of this Agreement, Mobil shall have the exclusive right to negotiate with STPetro for a mutually acceptable PSC. Such negotiations shall commence as soon as practicable after the Effective Date of this Agreement and shall be conducted diligently and in good faith by the Parties. The following principles and essential terms shall be incorporated into the terms of the PSC as well as other terms to be negotiated:

(1) Cost Recovery by Contractor of all petroleum operations costs which shall include all costs for acquiring seismic expended by Mobil under the terms of this Agreement. Bonus payments, although not cost recoverable, will be tax deductible.

(2) An exploration well obligation of two (2) wells to be drilled within the first 18 months after the effective date of the PSC, subject to deferral in the event that drilling would have an impact upon resolution of any unresolved border claims by other countries.

(3) A signature bonus payable by Mobil on the date of the PSC becomes effective of an amount calculated as the sum of:(i)[Redacted Rule 24b-2 Confidential Treatment Application] US dollars (US [Redacted Rule 24b-2 Confidential Treatment Application]) plus (ii) [Redacted Rule 24b-2 Confidential Treatment Application] US dollars (US [Redacted Rule 24b-2 Confidential Treatment Application]) per block as designated on the attached Acreage map, subject to deferral of the amount set out in (ii) above for each block having a border that is subject to an unresolved claim by another country or countries in the area.

(4) A right of the Contractor to freely export its share of production, and to export and retain abroad all proceeds from the sale of its share of production.

(5) Payment by Contractor of US [Redacted Rule 24b-2 Confidential Treatment Application] dollars per block annual rental after the first year to defer drilling, production or relinquishment for individual blocks where drilling operations have not occurred.

(6) Valuation of production for the purposes of cost recovery, payment of royalty and determining Contractor's income tax to be at net realized prices obtained.

(7) An arbitration provision using internationally accepted rules in a neutral forum to resolve disputes.

(8) Confirmation of the PSC by a legalization process to effectively make the PSC a law in the Republic.

(9)      Currency to be converted at Market rates.

(10)     Books to be kept in US dollars.

(11) Free import and export of goods, materials and services by Mobil, its Affiliates and subcontractors.

(12) Right of Contractor to transfer interests in the PSC without penalty subject to the consent of STPetro and the Republic which shall not be unreasonably withheld.

(13)     Force Majeure provision to excuse obligations.

(14) Structural provisions to ensure creditability of income tax paid to the Republic, for US tax purposes, exemption from all other taxes and duties and a tax stability provision.

(15)     Production sharing terms described in Appendix B attached hereto.

(16) Mobil shall be the operator under the terms of the PSC subject to the terms of a Joint Operating Agreement to be negotiated between Mobil and STPetro.

                      Article VII - Right of First Refusal

As consideration to Mobil for its services and payments under the terms of this Agreement, the Republic hereby grants Mobil a right of first refusal to acquire a PSC to be awarded on all or a portion of the Acreage to be designated by Mobil under terms negotiated in accordance with Article VI. Mobil shall exercise its right as follows:

On or before the end of the term of this Agreement, Mobil shall notify STPetro in writing that it is either: (i) exercising its right to enter into a PSC on all or a portion of the Acreage (and describing such portion); or (ii) relinquishing its right.

Within thirty (30) days after notification that Mobil is exercising its right, the Republic, STPetro and Mobil (or its affiliate) shall execute such PSC.

In lieu of any one or more of the blocks designated 1 through 22, Mobil may designate and select one or more blocks continguous to the Acreage to the sough as shown on the map marked Appendix "A" attached hereto ("Optional Block Nomination Area") excluding areas in water depths less that 1500 meters. Such block shall be of a size comparable to blocks within the Acreage, provided that Mobil may not select more that 22 blocks in total. The configuration of any such newly designated block or blocks shall be subject to mutual agreement of the Parties. Except as provided herein, any newly-designated block or blocks shall be subject to the same terms and conditions contained in this Agreement that apply to the originally designated Acreage. As consideration for grant of a right of first refusal on the Optional Block Nomination Area, Mobil agrees to pay an additional royalty on production from any field covered by the terms of the PSC as follows:

Cumulative Production                                         Additional Royalty
[Redacted Rule 24b-2 Confidential Treatment Application]bbls                  1%
[Redacted Rule 24b-2 Confidential Treatment Application]bbls                  2%
[Redacted Rule 24b-2 Confidential Treatment Application]bbls and above        3%

Such Additional Royalty shall be added to the royalty payable under the PSC as set out in Appendix B.

                         Article VIII - Confidentiality

The Parties shall keep confidential and not disclose to third parties information concerning the terms of this Agreement, all PSC negotiations, all written communications between the Parties dealing with the subject matter of this Agreement or PSC negotiations, all geoscientific information related to the Acreage and the Evaluation Report (collectively called "Confidential

Information"). Information in the public domain on the date of this Agreement shall not be considered Confidential Information.

Confidential Information may be disclosed to:

         (1)      employees, officers and directors of the Parties;

         (2)      Government Officials of the Republic;

         (3)      employees, officers and directors of an Affiliate;

         (4) any professional consultant or agent retained by any Party for the purpose of evaluating the Confidential Information.

"Affiliate" means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls a Party. For purposes of this definition, control means the ownership, directly or indirectly, of more than fifty percent (50%) of the shares or voting rights in a company, partnership or legal entity. As to STPetro, Affiliate includes ERHC.

The obligations contained in this Article shall survive termination of the Agreement and shall continue until the effective date of the PSC described in
Article VI or Mobil relinquishment of its first refusal right in Article VII, whichever occurs earlier.

                          Article IX - Law and Disputes

(1) This Agreement shall be governed by, construed, interpreted and applied in accordance with substantive laws of the State of Texas, USA to the exclusion of any conflicts of law rules which would refer the matter to the laws of another jurisdiction.

(2) Any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the activities carried out under this Agreement, including without limitation any disputes as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of commerce by three arbitrators. Each side shall appoint one
         (1) arbitrator within thirty (30) days of the submission of a Notice of Arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator within thirty (30) days following the appointment of the Party-appointed arbitrators.

(3) The arbitration proceedings shall be held in London, England. The proceedings shall be conducted in the English language, and the arbitrators shall be fluent in the English language. The arbitrators shall have at all times no financial interest in the Parties, dispute, controversy or claim.

(4) Awards shall be final and not subject to appeal. Judgment upon the award may be entered in any court having jurisdiction over the party or the assets of the Party owning the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                               Article X - Notices

Except as otherwise provided, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person, by courier service or by any electronic means of transmitting written communications and addressed to the Parties as designated below. Any notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the first such notice is received. "Received" for purposes of this Article with respect to notice delivered pursuant to this Agreement shall be actual delivery of the notice to the address of the Party to be notified, specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving notice thereof to all other Parties.

         Mobil Exploration and Producing Services Inc.
         P. O. Box 650232
         Dallas, Texas 75265-0232
         Attn: Kevin Meyer
         Fax: (214) 951-2104

         Republic and STPetro
         c/o: Office of the Prime Minister
         P. O. Box 302
         Attn: for the Republic: Prime Minister
         Attn: for STPetro: Carlos Gomes, President
         Fax: 011-239-12-22596

                   Article XI - Representation and Warranties

(1) As of the date of signing this Agreement, Mobil represents and warrants to STPetro and the Republic that:(i)it is duly incorporated and validly existing under the laws of the State of Delaware, USA;(ii)all requisite corporate authority or authorizations for the execution delivery and performance of this Agreement have been obtained and are in effect; and
         (iii) execution delivery and performance of this Agreement does not violate any applicable law or regulation or result in a violation of or default under any term or provision under any contract or agreement to which Mobile is a party.

(2) As of the date of signing this Agreement, STPetro represents and warrants to Mobil and the Republic that: (i) it is duly incorporated and validly existing under the laws of the Republic; (ii) all requisite corporate authority or authorizations for the execution delivery and performance of this Agreement have been obtained and are in effect;
         (iii) execution delivery and performance of this Agreement does not violate any applicable law or regulation or result in a violation of or default under any term or provision under any contract or agreement to which STPetro is a party; and (iv) neither STPetro nor its employees or agents have taken or agreed to take any action which would result in liability on behalf of Mobil for commissions, finder's fees or other compensation for services in connection with this Agreement other than as expressly set out herein.

(3) As of the date of approving this Agreement, the Republic represents and warrants to Mobil and STPetro that: (i) all requisite authority or authorizations for the execution delivery and performance of this Agreement have been obtained and are in effect; (ii) execution delivery and performance of this Agreement does not violate any applicable law or regulation or result in a violation of or default under any term or provision under any contract or agreement to which Republic is a party.

(4) Each Party individually hereby agrees to indemnify, hold harmless and defend the other Parties from and against any claim, loss or damage which the other Parties may suffer or incur by reason of breach of the above representations and warranties.

(5) In the event any warranty or representation contained herein shall prove to be untrur in any material respect, the Parties shall promptly meet in order to determine a courts of curative action and adjustment to the consideration set forth in this Agreement. Remedies set out in this Article or hereinafter agreed upon shall be cumulative of other remedies permitted by governing law or this Agreement.

(6) The warranties contained in this Article XI are the only representations and warranties applicable to this Agreement and no other representations or warranties, express or implied, shall apply thereto.

                     Article XII - Miscellaneous Provisions

(1) Further Performance - Each Party undertakes to execute all other documents, permits, and agreements as may be required to carry out the intent of this Agreement.

(2) Fees and Taxes - Mobil and its seismic contractor shall not be required to pay any duty, fee, levy or tax to STPetro or the Republic on account of performance in accordance with the terms of this Agreement except that Mobil or seismic contractor may be required to pay a non-discriminatory city port fee if such Parties use such facilities to handle goods or materials. No tax, fee or levy shall be due from Mobil on account of payments made in accordance with Article V of this Agreement. No payments of any kind shall be made by Mobil except as expressly set out herein.

(3) Public Statements - Republic shall be primarily responsible for making press releases within the Republic provided such releases do not contain financial or Confidential Information. Mobil or STPetro individually shall be responsible for preparation and release of press releases and public statements outside of the Republic with respect to matters arising in relation to this Agreement, provided such statements are sent from the Party preparing the release to the other parties at least twelve (12) hours before release. All Parties shall endeavor in good faith ot agree on the text and timing of such releases and statements.

(4) Force Majeure - The non-performance or delay in performance by either party of any obligation hereunder shall be excused if and to the extent that, such non-performance or delay is caused by Force Majeure. A Party whose obligations hereunder have been suspended as a result of Force Majeure shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause therefore. The term "Force Majeure" as used herein shall mean an act of God, strike, act of a public enemy, war, lightening, fire, storm, flood, explosions, governmental action or non-action, unavailability of a seismic vessel or any other cause which is not reasonably within the control of the Party claiming suspension of its obligations by virtue of such Force Majeure. The period during which a Force Majeure event is pending shall be added to the terms of this Agreement provided however that a Force Majeure event which lasts forup to two years shall cause this Agreement to terminate unless extended by mutual agreement.

(5) Assignment - No Party may assign any interest, obligation or right under this Agreement except that Mobil or STPetro may assign its rights hereunder to an Affiliate, as defined in Article VIII, upon giving the other Parties prior written notice of such assignment.

(6) Counterparts - This Agreement may be executed in any number of counterparts in English and Portuguese, each of which when so executed shall be an original.

(7) Headings - The captions and headings of the Articles of this Agreement are for convenience only, and shall not be interpreted or construed so as to limit in any way or change the subject matter of any part of this Agreement.

(8) Entire Agreement - This Agreement constitutes the full and complete Agreement of the Parties with respect to the subject matter of this Agreement and supersedes and cancels all prior agreements and understandings between the Parties, whether written or oral, expressed or implied, including but not limited to the Letter of Intent between MOBIL and STPetro dated 11 August 1998.

(9) Amendments - No amendments changes or modifications to this Agreement shall be valid unless signed by authorized representatives of the Parties.


Signed by Mobil and STPetro on the date first written in the Preamble.

Mobil


by_____________________________________
         M.W.Scoggins
         Title: President, International Exploration and Producing


STPetro, for and on behalf of the Republic


by:________________________________             by:_____________________________
         Carlos Gomes                                   Jim R. Callender, Sr.
         Title: President                               Title: CEO


Approved by the Republic this the 10th day of September, 1998

------------------------------------------------
Minister Homero Salvaterra, in accordance with written delegation of authority dated September 7, 1998 for and on behalf of Raul Braganca Neto, Prim Minister.

                                  Appendix "B"
                                  Fiscal Terms

Element                Terms                                                    Conditions
Bonuses                Signature:$** = $** per block                            Payable to the Republic Discovery and
                       Commercial Discovery:$**                                 production bonuses are payable on each
                       Production:$  ** @ first oil;                            field
                                  $  ** @ 25 TBD sustained;
                                  $  ** @ 50 TBD sustained;
                                  $  ** @ 75 TBD sustained;
                                  $  ** @ 100 TBD sustained
Rentals                $ ** per block                                           oPayable to Republic annually  on each
                                                                                  non-producing block
Royalty                0  -    25 TBD       **%                                 o Based on average daily production from
                       25 -    50 TBD       **%                                   each field
                       50 -    75 TBD       **%
                       75 -   100 TBD       **%
                            > 100 TBD       **%
STPetro                Participation   [Redacted  Rule  24D-2  Confidential     o Mobil  is  entitled  to recover  the  costs
                       Treatment   Application]% participating  interest, fully   carried  on STPetro's behalf
                       carried  through   exploration,   appraisal and
                       development to first oil
Profit Splits          Tranche       Republic  Contractor                       o Based on average daily production from
                       0  -  50 TBD  **%       **%                                each field
                       50 - 100 TBD  **%       **%
                       100- 150 TBD  **%       **%
                       150- 200 TBD  **%       **%
                       200- 250 TBD  **%       **%
                          > 250 TBD  **%       **%
Cost Recovery          o All petroleum operations costs (except bonuses)are     o Contractor may recover exploration &
                         expensed and recoverable  out of  80% of the             appraisal costs from first available
                         production remaining after payment of royalty.           production on the contract area.
                       o All unrecovered costs are carried over to the          o Contractor will be subject to  petroleum
                         subsequent years.                                        profits tax on the uplift.
                       o On the last day of each year, any unrecovered costs
                         will   be   multiplied   by  15%   and  the
                         calculated  amount (the "uplift")  shall be
                         added to and become  part of the  petroleum
                         operations costs.
Depreciation for Tax   o Exploration/appraisal costs and bonus payments are
Purposes                 expensed for tax purposes
                       o All other capital depreciated over 4 years, straight
                         line
Petroleum  Profits Tax **%                                                      o Assumed rate,  payable to the Republic
Development Period     ** years  after  commercial  discovery  declared
Training               $ ** per year
Infrastructure,
public works           $ ** year during  production                             o Payments commence in
                                                                                  the year of first oil production development
Additional Royalty due 1% due on production from **;                            o Due on the entire contract area if Mobil
in consideration for   2% due on production from **;                              selects any of the Optional Block
optional Block Nomin-  3% due on production from ** and over                      Nomination Area
ation Area selection
Other                                                                           o No taxes, duties, fees or payments
                                                                                  applicable other than those noted in TAA.

**[Redacted Rule 24b-2 Confidential Treatment Application]

                                   MEMORANDUM

                               SEPTEMBER 10, 1998

     Reference is made to the English text of the Technical Assistance Agreement ("TAA"), signed today between Mobil Exploration and Producing Services Inc. and STPetro S.A. and approved by the Democratic Republic of Sao Tome and Principe (collectively called the "Parties"). Attached to this Memorandum is an unofficial Portugese text of the TAA.

     The Parties undertake to review and revise the Portuguese text as soon as reasonably practical with the intent of approving, ratifying and confirming a mutually agreeable Portugese text which is consistent with the English test. Nothing in this memorandum shall be construed to modify or affect the effective date of the TAA as provided for therein.

Mobil

by:__________________________________


STPetro

by:__________________________________         by:_______________________________
         President                                                     CEO

Republic

by:________________________________

                          ACORDO DE ASSISTENCIA TECNICA

     Este acordo sobre assistencia tecnica ("Acordo") entabulado em 10 de setembro de 1998 entre a Republica Democratica de Sao Tome e Principe ("Republic") e a Empresa de Petroleo de Sao Tome e Principe S.A. (STPetro), uma empresa publica organizada conforme as leis da Republica e a Mobil Exploration and Producing Services Inc. ("Mobil"), uma empresa organizada conforme as leis do Estado de Delaware, Estados Unidos da America (A Republica, a STPetro e a Mobil sae doravante denominadas colectivamente como "as Partes").

                         ACORDO DE ASSISTENCIA TECNICA

     Este acordo sobre assistencia tecnica ("Acordo") entabulado em 10 de setembro de 1998 entre a Republica Democratica de Sao Tome e Principe ("Republica") e a Empresa de Petroleo de Sao Tome e Primcipe S.A. (STPetro), uma empresa publica organizada conforme as leis da Republica e a Mobil Exploration and Producting Services Inc. ("Mobil"), uma empresa organizada conforme as leis do Estado de Delaware, Estados Unidios da America (a Republica, a STPetro e a Mobil sao doravante denominadas colectivamente como "as Partes").

                                  CONSIDERANDO:

     A. Por meio de diversos memorandos de acordo, oficios e estipulacoes entabuladas de um lado pela Republica e,por outro lado, pela Environmental Remediation Holding Corp. ("ERHC") e Procura Financial Consultants C.C.("PFC"), a ERHC/PFC concordou em realizar uma avaliacao e um estudo de viabilidade sobre as reservas de petroleo, minerios e gas na Republica, em troca da concessao de petroleo e gas a um consorcio empresarial constituido pela Republica, pela ERHC e pela PFC, cuja documentacao inclui mas nao se circunscreve a:

     i) Carta de entendimento entre a Republica e a ERHC, de 18 de maio de 1997,

     ii) Memorando de Acordo ("MDA") entre a Republica, por um lado, e a ERHC/PFC, por outro lado, de 27 de Maio de 1997,

     iii) Um memorando de entendimento entre a Republica e a ERHC/PFC de 29 de julho de 1997,

     iv) Memorando de Entendimento entre a Republica e a ERHC, de 30 de setembro de 1997, e

     v) Estipulacoes entre a Republica e a ERHC, de 20 de novembro de 1997.

     (2) Conforme o acordo de 18 agosto de 1998, a PFC artribuiu e transferiu a ERHC todos os direitos e obrigacoes da PFC no empreendimento, nos termos dos documentos descritos no preambulo A, acima, alem de todos os outros acordos conexos.

     (3) Em julho de 1998, o conforcio STPetro foi criado pela Republica e pela ERHC em conformidade com o artigo 99 (d) da Constituicao da Republica, mediante
o decreto-lei 27/98, para dedicar-se a actividades relacionadas com a exploracao do gas e do petroleo, alem de outras actividades conexas descritas no referido decreto-lei.

     (4) A Republica deseja contar com uma avaliacao tecnica e um estudo de viabilidade do potencial da exploracao de petroleo e gas realizado em uma parte do territorio da Republica descrita como blocos de 1 a 22 e areas adicionais na
plataforma   continentall,   como  constantes  do  mappa  apenso,  Apendice  "A"
("Superficie").
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     (5) A Mobil esta  disposta a empreender  a avaliacao  tecnica e o estudo de viabilidade do potencial da exploracao de petroleo e gas na "Superficie" e, em conformidade com as condicoes deste acordo, participar com a STPetro na exploracao, desenvolvimento e producao de petroleo.

Em consequencia, as Partes acordam O seguinte:

                                Artigo I - Termo

     Este acordo entrara em vigor ao ser subscrito pela STPetro e pela Mobil apos a data da sua aprovacao pela Republica, tal como confirmado pela pagina de subscricao ("data de vigencia") e devera caducar 18 meses apos a data de vigencia. Se este acordo nao for aprovado pela Republica ate 31 de outubro de 1998, sera cancelado e anulado.

                              Artigo II - Avaliacao

     Durante a vigencia deste acordo, a Mobil realizara uma avaliacao tecnica e um estudo de viabilidade do petencial da exploracao de petroleo e gas na superficie e apresentara um relatorio escrito sobre as suas descoberta ("Relatorio de Avaliacao").

                        Artigo III - Levantamento sismico

Como parte da sua avaliacao tecnica, a Mobil realizara ou encomendara um levantamento sismico de reconhecimento da superficie em duas dimensoes. Esse levantamento sera de qualidade e quantidade suficiente e levara em conta todas as informacoes goecientificas preexistentes, para a elaboracao do relatorio de avaliacao. A Mobil devera configurar o programa e negociar a aquisicao de dados sismicos directamente com uma empreiteira sismica. Alem disso a Mobil tera o direito de examinar e copiar gratuitamente quaisquer outras informacoes geocientificas de posse da STPetro ou da Republica que possam incidir sobre a avaliacao da superficie pela Mobil. Durante a vigencia desta acordo, os dados sismicos adquiridos ou processados bem como todas as informacoes geradas pelos funcionarios da Mobil serao da propriedade da Mobil. Sujeitos a quaisquer direitos da emprieteira sismica, no vencimento deste acordo, os dados sismicos adquiridos e processados no area abrangida pelo Contrato de Partilha da Producao
(CPD) na qual a Mobil mantiver interesse passarao a ser propriedade conjunta das partes e outros dados fisicos passarao a ser de propriedade da STPetro e da Republica. A Republica por meio deste cede todos os direitos que a Mobil e os seus subempreiteiros possam necessitar para realizar o referido levantamento sismico. Durante o levantamento, a STPetro tera o direito de designar um maximo de ate 3 (tres) representantes da Republica e da STPetro para acompanhar o navoi sismico durante a colecta dos dados sismicos, dependendo da lotacao do navio e da consentimento do empreiteiro sismico

                       Artigo IV - Relatorio de Avaliacao

     Ate um (1) ano antes da data de vigencia, a Mobil devera realizar uma resenha do profresso registrado pelo programa sismico e do Relatorio de Avaliacao para a Republica e a STPetro e devera a eles divulgar as concllusoes preliminares que tiverem sido definidas no diz respeito ao potencial da exploracao de petroleo e gas na referida superficie. Ate o momento do vencimento deste Acordo, a Mobil devera encaminhar a Republica e a STPetro um relatorio de avaliacao por escrito do qual constara o potencial da exploracao da superficie. O relatorio de avaliacao devera incluir uma interpretacao sismica, caracteristicas geologicas, inclusive interpretacao estratigrafica, geoquimica (dependendo da disponibilidade de dados), potencial da reserva e avaliacao de riscos, alem de apresentar as conclusoes sobre o potencial da exploracao de petroleo e gas. Embora a Mobil deva elaborar o relatorio de avaliacao usando praxes padronizadas e aceitaveis pela industria internacional do petroleo, as Partes reconhecem que as conclusoes geocientificas sao inerentemente incertas. Consequentemente, a Mobil nao garante nem afirma que as informacoes que constam do relatorio de avaliacao sejam acuradas ou confiaveis e que as conclusoes retiradas do relatorio correrao por contao, risco e custos da Parte ou de qualquer recipiente que possa extrair tais conclusoes.

                             Artigo V- Compensacoes

     Como compensacao pela concessao de direitos para realizar a avaliacao tecnica e o estudo de viabilidade juntamente com o direito de, em certas condicoes, participar com a STPetro em outras exploracoes, desenvolvimento e producao do petroleo, a Mobil pagara os seguintes montantes:

     a) todos os custos e despesas da colecta de dados sismicos e de reprocessamento (pagaveis directamente a subempreiteiros);

     b) a importancia de [Redacted Rule 24b-2 Confidential Treatment] Estados Unidos (US $ [Redacted Rule 24b-2 Confidential Treatment]) a Republica ate dez
(10) dias apos a data de vigencia deste Acordo;

     c) a imporancia de [Redacted Rule 24b-2 Confidential Treatment] Estados Unidos (US$[Redacted Rule 24b-2 Confidential Treatment]) a Republica numa data nove (9) meses apos a data de vigencia deste Acordo;

     d)  se a  Mobil  exercer  o seu  direito  de  primeira  recusa  segundo  em
conformidade  com  o  artigo  VII,   STPetro   recebera   [Redacted  Rule  24b-2
Confidential Treatment]% dos interesses do empreiteiro no CPP ate a primeira producao pela Mobil, sujeitos a recuperacao dos custos pela Mobil.

     Se a data nas alieneas (b) ou (c) cair em um sabado, domingo ou feriado bancario, o pagamento sera efectuado no proximo dai util em Dallas, Texas, Estados Unidos da America. Os pagamentos a Republica serao efectuados por meio de trasnferencia electronica a uma conta bancaria no nome da Republica que sera designada por escrito a Mobil pelo Ministro do Plano e da Fazenda.

         Artigo VI - Negociacoes sobre contrato de partilha da producao

     Durante a vigencia deste acordo, a Mobil tera direito exclusivo de negociar com a STPetro com vista a um CPP mutuamente aceitavel. Tais negociacoes serao iniciadas o mais prontamente possivel apos a entrada em vigor deste Acordo e serao realizadas em boa-fe e com diligencia pelas partes. Os seguintes principios e termos essenciais serao incorporados aos termos do CPP e a outros termos a serem negociados:

     (1) Ressarcimento de custos pelo empreiteiro relativamenta a todos os custos operacionais de petroleo o que devera incluir todos os custos de colecta de dados sismicos incorridos pela Mobil segundo os termos deste acordo. Embora o seu custo nao seja recuperavel, os pagamentos de bonificacoes gozarao de deducao tibutaria.

     (2) A obrigacao da perfuracao e exploracao de dois pocos dentro dos primeiros dezoito meses apos a data de vigencia do CPP, sujeita a postergacao caso a perfuracao tenha um impacto sobre a resolucao de quaisquer reivindicacoes fronteiricas pendentes por parte de outros paises.

     (3) Uma bonificacao de assinatura pagavel pela Mobil na data de vigencia do CPP calculada como a soma de: (i) [Redacted Rule 24b-2 Confidential Treatment] Estados Unidos (US$[Redacted Rule 24b-2 Confidential Treatment]) mais (ii) [Redacted Rule 24b-2 Confidential Treatment] Estados Unidos (US$[Redacted Rule 24b-2 Confidential Treatment]) por bloco, tal como designado no mapa da superficie apenso, sujeito a adiamento dos montantes referidos no paragrafo (ii) acima para cada bloco que tiver uma fronteir ainda sujeita a reivindicacoes pendentes por outro ou outros paises na regiao.

     (4) O direito do empreiteiro de exportar livrementa a sua parte da producao e de exportar e manter no exterior os proventos da venda da sua parte da producao.

     (5) O pagamento pelo empreiteiro de US $[Redacted Rule 24b-2 Confidential Treatment] por bloco em alugueres anuais apos o primeiro ano para postergar a exploracao, producao ou cisa para blocos individuais nos quais as operacoes de perforacao nao tiverem ocorrido.

     (6) A avaliacao da producao para fins de ressarcimento de custos, pagamento de direitos de exploracao e determinacao da tributacao do empreiteiro sera fieta na base de precos liquidos realizados.

     (7) Um dispositivo de arbitragem sera utilizado em um foro neutro para resolver litigios segundo regras aceitas internacionalmente.

     (8) Ratificacao do CPP por meio de um processo de legalizacao para efectivar o CPP sob a forma de lei da Republica.

     (9) A moeda sera convertida pelo contravalor do mercado.

     (10) A contabilidade sera mantida em dolares dos Estados Unidos.

     (11) A liberdade de importacao e exportacao de bens, materiais e servicos pela Mobil, suas afiliadas e subempreiteiras.

     (12)  Direito  do   empreiteiro   de  trasnferir   interesses  no  CPP  sem
penalidades, sujeito a aquiescencia da STPetro e da Rupublica, s quais nao deverao ser retidos de maneira nao razoavel.

     (13) Dispositivo de forca-maior para escusar obrigacoes.

     (14) Clausulas estruturais para garantir credito por imposto de renda pago a Republica para fins tributarios nos Estados Unidos, isencao de quaisquer outros impostos e taxes e uma clausula sobre estabilidade tributaria.

     (15) Condicoes para partilha da producao descritas no apendice B apenso.

     (16) A Mobil sera a operadora segundo os termos do CPP e sujeita aos termos de um Acordo Operacional Conjuncto a ser negociado entre a Mobil e a STPetrol.

                     Artigo VII - Direito de Primeira Recusa

     Como compensacao a Mobil por servicos prestados e pagamentos nos termos deste acordo, a Repbulica concede a Mobil por este meio o direito de primeira recusa na aquisicao do CPP a ser atribuido sobre toda ou sobre uma parte da superficie a ser designada pela Mobil segundo os termos negociados, em conformidade com o artigo VI. A Mobil devera exercer os seus direitos da seguinte forma:

     Antes do vencimento desde acordo, a Mobil devera notificar por escrito a STPetro que: (i) exercera o direito de entrar num CPP na totalidade ou em parte da superficie (com descricao dessa parte). Ou (ii) renunciando a esse direito. Dentro de 30 dias (trinta) apos a notificacao pela Mobil de que estara exercendo
o seu direito, a Republica, a STPetro e a Mobil (ou a sua afiliada) deverao executar o referido CPP.

     Em lugar de um ou varios blocos designados de 1 a 22, a Mobil podera designar e escolher um ou mais blocos adjacentes a superficie no sentido sul, como consta do mapa apenso marcado como Apendice "A" ("Area de Designacao de Bloco Optativo) exclusive areas a profundidades inferiores a 1500 metros. Tais blocos serao de dimensao identica aos blocos da superficie contanto que a Mobil nao escolha um total superior a 22 blocos. A configuracao dos blocos designados naovment estara sujeita a um acordo mutuo entre as partes. Com excepcao das clausulas deste Acordo, qualquer bloco ou blocos novamente designados estara sujeito aos mesmos termos e condicoes deste acordo, aplicaveis a superficie designada inicialmente. Como compensacao pela cessao do direito de primeira recusa na Area de Designacao de Bloco Optativo, a Mobil concordo em pagar direitos adicionais de exploracao sobre a producao de qualquer campo abrangido pelos termos do CPP na seguinte proporcao.

Producao acumulada                             Direitos adicionais de exploracao

[Redacted Rule 24b-2 Confidential Treatment]                                  1%
[Redacted Rule 24b-2 Confidential Treatment]                                  2%
[Redacted Rule 24b-2 Confidential Treatment] e mais barris                    3%

     Tais direitos adicionais de exploracao serao acrescentados aos direitos pagaveis em conformidade com o CPP, como estipulado no Apendice B.

                         Artigo VIII - Confidencialidade

     As parte manterao em sigilo, sem divulgar a terceiras partes, informacoes relativas aos termos deste acordo, a todas as negociacoes do CPP, a todas as comunicacoes por escrito entre as Partes referentes ao terma da renegociacao deste Acordo ou das negociacoes sobre o CPP, a todas as informacoes geocientificas legadas a superficie e ao relatorio de avaliacao (denominados colectivamente "informacoes confidenciais"). As iinformacoes que estiverem no dominio publico na data de efectivacao deste acordo, nao serao consideradas informacoes confidenciais.

As informacoes confidenciais poderao ser reveladas a:

     (1) funcionarios, titulares e directores das partes;
     (2) funcionarios do governo da Republica;
     (3) funcionarios titulares e directores de uma afilada;
     (4) Qualquer consultor ou agente profissional contratado por qualquer das partes par avaliar as informacoes confidenciais.

     "Afiliada" significa uma empresa sociedade ou outra entidade legal que controle ou seja controlada por meio de uma entidade que controla uma das Partes. Para os fins desta definicao, controle significa a proopriedade directa ou indirecta de mais de 50 por cento das accoes ou de direitos de voto numa empresa, sociedade ou entidade legal. No que diz respeito a STPetro, a Afiliada inclui a ERHC.

     As obrigacoes constantes deste Artigo perdurarao apos o vencimento deste acordo ate a data de vigencia do CPP descrito no artigo VI ou ate que a Mobil renuncie ao seu direito de premeira recusa mendionado no Artigo VII ou o que ocorrer primeiro.

                         Artigo IX - Direito e litigios

A. Este Acordo sera regidom interpretado, considerado e aplicado consoante as leis fundamentais do Texas, Estados Unidos, com a exclusao de quaisquer normas sombre conflito de direito que submerteriam a materia as leis de outra juridicao.

     B. Qualquer litigo, controversia ou reivindicacao resultant deste acordo ou a ele referente ou a ele vinculado ou referente z actividades empreendidas nos termos deste Acordo, inclusive e nao limitadas a quaisquer construcao, validade, imterpretacao, cumprimento ou infraccao deste Acordo sera solucionado final e exclusivamente por arbitragem, segundo as normas de conciliacao e arbitragem da Camara de Comercio Internacional por tres arbitros. Cada parte devera nomear um arbitro 30 (trinta) dias apos a apresentacao de uma Notificacao de Arbitragem. Por sua vez, os arbitros nomeados pelas Partes deverao nomear um arbitro presidente dentro de trinta dias apos a nomeacao dos arbitros sufragados pelas Partes.

     C. Os procedimentos de arbitragem terao lugar em Londres, na Inglaterra. Os procedimentos serao realizados no idioma ingles e os arbitros deverao falar o idioma ingles fluentemente. Em momento algum poderao os arbitros ter quaisquer interesses financeiros nas Partes, no litigo, na controversia ou na reivindacacao.

     D. As decisoes serao definitivase nao estrao sujeitis a recurso. As decisoes sobre o ressarcimento serao impetrados em qualquer tibunal que tenha jurisdicao sobre as Partes ou sobre o patrimonio da Party perdedora e a suplica podera ser apresentada ao tribunal no sentido da aceitacao judicial do ressarcimento e de um mandato de execucao, conforme for o caso.

                                Artigo X - Avisos

     Amenos que se disponha de outa forma, todos os avisos autorizados ou requeridos entre as Partes por quaisquer disposicoes deste Acordo serao feitas por excrito, em ingles e entregues em pessoa, por servico de entregas ou por qualquer meio electronico de transmissao de comunicacoes escritas e enderecados as Partes abaixo designadas. Qualquer aviso dado nos termos de qualquer disposicao deste Acordo so sera considerado entreque quando tiver sido recbido pela Parte a qual o aviso for destinado e o prazo para que tal Parte entregue qualquer aviso em resposta ao aviso que o originou comecara da data em que o primeiro aviso tiver sido recebido. Para os fins deste Artigo, no que diz respeito a aviso entregue nos termos deste Acordo, "recebido" sera a entrega real do aviso no endereco da Parte a ser notificada, especificado em conformidade com este Artigo. Mediante aviso a todas as outras partes, cada Parte tera o direito de mudar o seu endereco em qualquer momento e de designar que as copias de todos estes avisos sejam endercadas a outra pessoa, em outro endereco.

         Mobil Exploration and Producing Services Inc.
         P. O. Box 650232
         Dallas, Texas 75265-0232
         Attn: Kevin Meyer
         Fax: (214) 951-2104

         Republic e STPetro
         Aos cuidados do Gabinete do Primeiro Ministro
         Caixa Postal 302
         Atencao: para a Republica: Primeiro Ministro
         Atencao: para a STPetro: Carlos Gomes, Presidente
         Fax: 011-239-12-22596

                     Artigo XI - Declaracoes e Autorizacoes

     (1) Na data da assinatura deste Acordo, a Mobil declara e garante a STPetro e a Republica que : (i) esta devidamente constituida e funciona oficialmente de acordo com as leis do Estado de Delaware, USA; (ii) todas as autorizacoes empresariais pertinentes ou facudldades para a conclusao da execucao e o cumprimento deste Acordo foram obtidas e estao em vigor; e (iii) a conclusao da execucao e cumprimento deste Acordo nao infringem as leisou regulamentos aplicaveis nem representarm uma infraccao de falta de cumprimento de qualquer termo ou clausula ou acordo do qual a Mobil for Parte.

     (2) Na data da assinatura deste Acordo, a STPetro declara e garante a Mobil e a Republica que: (i) esta devidamente constituida e funciona oficialmente de acordocom as leis da Republica; e (ii) todas as autorizacoes ou faculdades da empresa para o cumprimento e a execucao deste Acordo ja foram obitas e encontram-se em vigor; (iii) a conclusao da execucao e o cumprimento deste. Acordo nao infringem quaisquer leis ou regulamentos aplicaveis nem ocasionarao a infraccao ou falta de cumprimento segundo os termos e clausulas de qualquer contrato ou acordo do qual a STPetro for parte; e (iv) nem a STPetros nem os seus funcionarios ou agentes tomaram ou concordaram em tomar quaisquer providencias que poderaiam ocasionar reaponsabilidade dolsa da Mobil em termos de comissoes, honorarios de agentes ou quaisquer outras remuneracoes por servicos prestados consoante este Acordo, a nao ser aqueles estipulados expressamente no mesmo.

     (3) Na data da ratificacao deste acordo, a Republica declara e garante a Mobil e a STPetro que:(i) todas as autorizacoes devidas ou faculdades para a conclusao da execucao e o cumprimento deste Acordo foram obtidas e estao em vigor; (ii) a conclusao da execucao e o cumprimentop deste Acordo nao infringem quaisquer leis ou regulamentos aplicaveis nem ocasionarao a infraccao ou falta de cumprimento sugundo os termos e clausulas de contrato ou acordo do qual a Republica faca parte.

     (4) Cada Parte concorda em indemnizar, manter a salvo e defeder as demais Partes de quaisquer litigis, perdas ou danos que as demais partes possam vir a sofrer ou nos quais possam incorrer em virtude de falta de cumprimento das declaracoes e garantias supracitadas.

     (5) Caso qualquer declaracao ou garantia constante deste Acordo se revele infundada no que diz respeio a qualquer aspecto pertinente, as Partes se reunirao imediatamenta a fim de divisar correctivos e ajustes as compensacoes prescritas neste Acordo. Os correctivos prescritos neste Artigo ou nos artigos convidos a partir daquele momento serao de caracter cumulativo, alem dos outros correctivos facultados pela lei em vigor ou pelo presente Acordo.

     (6) As garantias constantes deste Artigo XI constituem apenas declaracoes e garantias aplicaveis a este Acordo e nenhuma outra declaracao ou garantia, expressa ou implicita, sera aplicavel ao mesmo.

                         Artigo XII - Disposicoes gerais

     (1) Desempenho futuro - As Partes compromentem-se a executar a todos os outros documento, alvaras, e acordos necessarios para a consecucao dos fins precipuos deste Acordo.

     (2) Taxas e emolumentos - Nem a Mobil nem o empreiteiro sismico serao obrigados a pagar quisquer direitos, taxas, emolumentos e impostos a STPetro ou a Republica a titulo do desempenho dos termos deste Acordo, embora se possa requerer que a Mobil e a empreiteira sismica paguem uma tasa protuaria municipal nao-discriminatoria se essas partes usarem tais instalacoes para o transporte de bens ou materiais. Nenhuma tasa, honorario ou emolumento serao devidos pela Mobil a titulo de pagamentos feitos de acordo com o Artigo V deste Acordo. A Mobil nao fara qualquer tipo de pagamento salvo aqueles expressamente estipulados neste Acordo.

     (3) Declaracoes publicas - A Republica assumira responsabilidade primordial pelas comunicacoes a imprensa no territorio nacional, desde que tais comunicacoes nao contenham informacoes financeiras ou confidenciais. A mobil e a STPetro serao responaveis pela elaboracao e divulgacao de todos os comunicados a imprensa e declaracoes publicas fora do territoio da Republica relativamente a questoe advindas em virtude deste Acordo, desde que tais declaracoes sejam enviadas a cada Parte com antecdencia minima de 12 horas antes da divulgacao. Todas as Partes procurarao de boa- fe acordar no que diz respeito a formulacao e a oportunidade da divulagacoes e comunicados.

     (4) Forca-maior - A falta de cumprimento ou atrasos no desempenho por qualquer das Partes de qualquer obrigacao por meio deste Acordo serao escusados desde que os atrasos ou a falta de cumprimento tenham sido causados por motivos de forcamaior. A Parte cujas obrigacoes contratuais tiverem diso sustadas em virtude de forcamaior devera reinicaiar o desempenho de tais obrigacoes tao pontamente quanto for possivel, uma vez sustada a causa dos mesmos. A expressao "forcamaior" usada neste Acordo significa acto da Providencia, greve actos de um inimigo publico, guerra, raios, incendios, inunbdacoes, tempestades, explosoes, accao ou inaccao do Governo, indiponibilidade de navio sismico ou qualquer outr causa que razoavelmente estiver fora do controle da Parte que solicitar suspensao das suas obrigacoes em virtude da forca-maior aludida. O periodo estiver pendente sera acrescentado aos prazos deste Acordo. Nao obstante, um evento de forca- maior que perdure por mais de dois anos ocasionara a resciasao deste Acordo, a menos que seja prorrogado por deciasao mutua.

     (5) Designacao - Nenhuma das Partes podera ceder qualquer intersse, obrigacao ou direito consoante este Acordo salvo que a Mobil ou a STPetro poderao ceder os seus direitos constantes deste Acordo a uma afilida, tal como definida no Artigo VIII, mediante aviso previo as demais Partes, por excrito da referida designacao.

     (6) Exemplares - Este Acordo sera executado em um numero indefinido de exemplares em
     ingles  e  em  portugues,   quando  assim  executado  cada  um  deles  sera
considerado original.

     (7) Titulos - As legendas e titulos dos artigos deste Acordo destinam-se unicamente a facilitar a leitura e de forma alguma deverao ser considerados ou interpretados de caracter limitativo nem alterarao o tema precipuo de cada parte deste Acordo.

     (8) Totalidade do Acordo - Este Acordo constitui um acordo pleno e completo entre as Partes Concernente ao tema precipuo deste cordo e anula e suplanta todos os acordos e entendimentos anteriores entre as Partes, tenham eles sido excritos, orais, expressos ou implicitos, inclusive embora nao estejam circunscritos a Carta de Intencoes cursada entre a Mobil e a STPetro em 11 de agosto de 1998.

     (9) Emendas - Quaisquer emendas ou modificacoes a este Acordo so terao validade quando tiverem sido assinadas pelos representantes autorizados das Partes.

     Assinado pela Mobil e pela STPetro na data que constou primeiramente do Preambulo.

 Mobil


by_____________________________________
         M.W.Scoggins
         Titulo: Presidente, Exploracao e Producao Internacional


STPetro, em nome e pela Republica


by:________________________________            by:_____________________________
         Carlos Gomes                             Jim R. Callender, Sr.
         Titulo: Presidente                       Titulo: Administrador-Geral

Ratificado pela Republica neste Decimo dia de Setembro de 1998

------------------------------------------------
     Ministro Homero Salvaterra, em conformidade com delegacao escrita de autoridade datada de 7 de setembro de 1998, em nome de Raul Braganca Neto, Primeiro-Ministro.

                                  Appendix "B"
                                  Fiscal Terms

Element                Terms                                                    Conditions
Bonuses                Signature:$** = $** per block                            Payable to the Republic Discovery and
                       Commercial Discovery:$**                                 production bonuses are payable on each
                       Production:$  ** @ first oil;                            field
                                  $  ** @ 25 TBD sustained;
                                  $  ** @ 50 TBD sustained;
                                  $  ** @ 75 TBD sustained;
                                  $  ** @ 100 TBD sustained
Rentals                $ ** per block                                           oPayable to Republic annually  on each
                                                                                  non-producing block
Royalty                0  -    25 TBD       **%                                 o Based on average daily production from
                       25 -    50 TBD       **%                                   each field
                       50 -    75 TBD       **%
                       75 -   100 TBD       **%
                            > 100 TBD       **%
STPetro                Participation   [Redacted  Rule  24D-2  Confidential     o Mobil  is  entitled  to recover  the  costs
                       Treatment   Application]% participating  interest, fully   carried  on STPetro's behalf
                       carried  through   exploration,   appraisal and
                       development to first oil
Profit Splits          Tranche       Republic  Contractor                       o Based on average daily production from
                       0  -  50 TBD  **%       **%                                each field
                       50 - 100 TBD  **%       **%
                       100- 150 TBD  **%       **%
                       150- 200 TBD  **%       **%
                       200- 250 TBD  **%       **%
                          > 250 TBD  **%       **%
Cost Recovery          o All petroleum operations costs (except bonuses)are     o Contractor may recover exploration &
                         expensed and recoverable  out of  80% of the             appraisal costs from first available
                         production remaining after payment of royalty.           production on the contract area.
                       o All unrecovered costs are carried over to the          o Contractor will be subject to  petroleum
                         subsequent years.                                        profits tax on the uplift.
                       o On the last day of each year, any unrecovered costs
                         will   be   multiplied   by  15%   and  the
                         calculated  amount (the "uplift")  shall be
                         added to and become  part of the  petroleum
                         operations costs.
Depreciation for Tax   o Exploration/appraisal costs and bonus payments are
Purposes                 expensed for tax purposes
                       o All other capital depreciated over 4 years, straight
                         line
Petroleum  Profits Tax **%                                                      o Assumed rate,  payable to the Republic
Development Period     ** years  after  commercial  discovery  declared
Training               $ ** per year
Infrastructure,
public works           $ ** year during  production                             o Payments commence in
                                                                                  the year of first oil production development
Additional Royalty due 1% due on production from **;                            o Due on the entire contract area if Mobil
in consideration for   2% due on production from **;                              selects any of the Optional Block
optional Block Nomin-  3% due on production from ** and over                      Nomination Area
ation Area selection
Other                                                                           o No taxes, duties, fees or payments
                                                                                  applicable other than those noted in TAA.

**[Redacted Rule 24b-2 Confidential Treatment Application]